Exhibit 99.1

Sigma Additive Solutions Announces Filing of Definitive Proxy Statement Relating to Proposed Acquisition and Shareholder Vote

Annual Meeting of Sigma Additive Solutions Shareholders will be Held on December 28, 2023, at 10:00 a.m. MT

Shareholders as of the Close of Business on the Record Date of November 20, 2023, are Encouraged to Vote, Including on Key Items Relating to the Acquisition of NextTrip Holdings, Inc.

For More Information, Sigma’s Shareholders are Encouraged to Carefully Read the Entire Definitive Proxy Statement Filed in Connection with the Proposed Acquisition

Santa Fe, NM – December 7, 2023 – Sigma Additive Solutions, Inc. (NASDAQ:SASI) (“Sigma”, “we,” “our,” or the “Company”), a provider of quality assurance software to the commercial 3D printing industry, today announced that its definitive proxy statement (the “Proxy Statement”) relating to the previously announced proposed acquisition (the “Acquisition”) of NextTrip Holdings, Inc., a travel technology company based in Sunrise, Florida (“NextTrip”), was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 1, 2023. As previously announced on October 13, 2023, Sigma will acquire 100% of the capital stock of NextTrip in exchange for shares of Sigma common stock constituting 19.99% of its outstanding common stock plus additional contingent shares of Sigma common stock upon the achievement of post-closing milestone earnouts tied to the business performance of NextTrip.

Annual Meeting and Record Date

Several proposals relating to the Acquisition and other matters will be considered at the Sigma Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually, via live webcast on December 28, 2023, at 10:00 a.m. Mountain Time. You will be able to attend the Annual Meeting by first registering at http://www.viewproxy.com/Sigma/2023/htype.asp no later than December 27, 2023, at 11:59 p.m. Eastern Time. After registering, you will receive a meeting invitation and password via e-mail with your unique link to join the meeting. Stockholders will be able to listen, vote and submit questions during the virtual Annual Meeting.

To vote online during the Annual Meeting, follow the provided instructions to join the meeting at http://www.viewproxy.com/Sigma/2023/htype.asp, starting at 10:00 a.m. Mountain Time on December 28, 2023. The webcast will open 15 minutes before the start of the Annual Meeting.

To vote in advance of the Annual Meeting through the internet, go to www.FCRVote.com/SASI to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on December 27, 2023 to be counted.

To vote in advance of the Annual Meeting by telephone, dial 1-866-402-3905 and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on December 27, 2023 to be counted.

How to Find It

INVESTORS AND SIGMA SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY SIGMA WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and Sigma security holders may obtain free copies of these documents at the SEC’s web site at www.sec.gov/edgar/searchedgar/companysearch.html or by contacting the Sigma Additive Solutions Contact below.

Participants in the Solicitation

Sigma and its directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of the directors and executive officers in the proposed transaction is included in the definitive proxy statement described above.

About Sigma Additive Solutions

Sigma Additive Solutions, Inc. is a provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. Sigma specializes in the development and commercialization of real-time monitoring and analytics known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies by reducing waste, increasing yield, and shortening cycle times. Sigma believes its software solutions may be a major catalyst for the acceleration and adoption of industrial 3D printing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including the conduct of the Annual Meeting of Sigma shareholders and risks relating to the proposed Acquisition. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, Sigma’s ability to obtain shareholder approval of the NextTrip transaction and other conditions to completion of the acquisition or, failing that, to implement a possible alternative strategic transaction. Sigma disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in the Proxy Statement and Sigma’s other filings with the SEC, including the “Risk Factors” in Sigma’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and which may be viewed at www.sec.gov.

Sigma Additive Solutions Contact

Sigma stockholders should contact our Chief Financial Officer and Secretary, Frank Orzechowski, via email at frank.orzechowski@sigmaadditive.com  or by telephone at (203) 733-1356 with any questions regarding the Annual Meeting or any of the proposals to be presented at the Annual Meeting.

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us